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                                                                    EXHIBIT 23A

                [JAMES, PARKS, TSCHOPP & WHITCOMB, LETTERHEAD]



The Board of Directors
Mobile Area Networks, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                /s/ James, Parks, Tschopp & Whitcomb, P.A.

Maitland, Florida
December 13, 1996